                                                                     Exhibit 2.1

================================================================================

                          AGREEMENT AND PLAN OF MERGER


                                     among


                          BORLAND INTERNATIONAL, INC.,
                            a Delaware corporation,
                                 ("Acquirer"),


                         VIXEN ACQUISITION CORPORATION,
                    a Delaware corporation and wholly-owned
                            subsidiary of Acquirer,


                                      and


                           VISIGENIC SOFTWARE, INC.,
                             a Delaware corporation
                                   ("Target")


                            Dated November 17, 1997


================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                               Page
                                                                               ----
ARTICLE I         THE MERGER...................................................   1
     Section 1.1     Effective Time of the Merger..............................   1
     Section 1.2     Closing...................................................   2
     Section 1.3     Effects of the Merger.....................................   2
     Section 1.4     Directors and Officers....................................   2
ARTICLE II        CONVERSION OF SECURITIES.....................................   3
     Section 2.1     Conversion of Capital Stock...............................   3
     Section 2.2     Exchange of Certificates..................................   4
ARTICLE III       REPRESENTATIONS AND WARRANTIES OF TARGET.....................   6
     Section 3.1     Organization..............................................   6
     Section 3.2     Target Capital Structure..................................   7
     Section 3.3     Authority; No Conflict; Required Filings and Consents.....   8
     Section 3.4     SEC Filings; Financial Statements.........................   9
     Section 3.5     Absence of Undisclosed Liabilities........................  10
     Section 3.6     Absence of Certain Changes or Events......................  10
     Section 3.7     Taxes.....................................................  10
     Section 3.8     Properties................................................  11
     Section 3.9     Intellectual Property.....................................  11
     Section 3.10    Compliance; Permits; Restrictions.........................  13
     Section 3.11    Agreements, Contracts and Commitments.....................  14
     Section 3.12    Litigation................................................  15
     Section 3.13    Environmental Matters.....................................  15
     Section 3.14    Employee Benefit Plans....................................  16
     Section 3.15    Insurance.................................................  17
     Section 3.16    Section 203 of the DGCL Not Applicable....................  17
     Section 3.17    Pooling of Interests......................................  17
     Section 3.18    Interested Party Transactions.............................  17
     Section 3.19    Registration Statement:  Joint Proxy Statement/Prospectus.  17
     Section 3.20    Opinion of Financial Advisor..............................  18
     Section 3.21    No Existing Discussions...................................  18
ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND SUB...........  18
     Section 4.1     Organization..............................................  18
     Section 4.2     Acquirer Capital Structure................................  19
     Section 4.3     Authority; No Conflict; Required Filings and Consents.....  20
     Section 4.4     SEC Filings; Financial Statements.........................  21
     Section 4.5     Absence of Undisclosed Liabilities........................  22
     Section 4.6     Absence of Certain Changes or Events......................  22

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                                                               Page
                                                                               ----
     Section 4.7     Taxes......................................................  22
     Section 4.8     Properties.................................................  23
     Section 4.9     Intellectual Property......................................  23
     Section 4.10    Compliance; Permits; Restrictions..........................  24
     Section 4.11    Agreements, Contracts and Commitments......................  25
     Section 4.12    Litigation.................................................  25
     Section 4.13    Environmental Matters......................................  25
     Section 4.14    Employee Benefit Plans.....................................  26
     Section 4.15    Pooling of Interests.......................................  27
     Section 4.16    Interested Party Transactions..............................  27
     Section 4.17    Registration Statement; Joint Proxy Statement/Prospectus...  27
     Section 4.18    Opinion of Financial Advisor...............................  28
     Section 4.19    Interim Operations of Sub..................................  28
     Section 4.20    Acquirer Common Stock......................................  28
ARTICLE V         CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME...............  28
     Section 5.1     Covenants of Target........................................  28
     Section 5.2     Covenants of Acquirer......................................  31
     Section 5.3     Cooperation................................................  32
ARTICLE VI        ADDITIONAL AGREEMENTS.........................................  33
     Section 6.1     No Solicitation............................................  33
     Section 6.2     Proxy Statement; Registration Statement....................  34
     Section 6.3     Consents...................................................  34
     Section 6.4     Current Nasdaq Quotation...................................  34
     Section 6.5     Access to Information......................................  34
     Section 6.6     Stockholder Meetings.......................................  35
     Section 6.7     Legal Conditions to Merger.................................  35
     Section 6.8     Public Disclosure..........................................  36
     Section 6.9     Tax-Free Organization......................................  36
     Section 6.10    Pooling Accounting.........................................  36
     Section 6.11    Affiliate Agreements.......................................  36
     Section 6.12    Nasdaq Quotation...........................................  36
     Section 6.13    Stock Plans, Options and Employee Benefits.................  36
     Section 6.14    Brokers or Finders.........................................  38
     Section 6.15    Indemnification............................................  39
     Section 6.16    Additional Agreements; Reasonable Efforts..................  40
ARTICLE VII       CONDITIONS TO MERGER..........................................  40
     Section 7.1     Conditions to Each Party's Obligation to Effect the Merger.  40
     Section 7.2     Additional Conditions to Obligations of Acquirer and Sub...  41

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                                                               Page
                                                                               ----
     Section 7.3    Additional Conditions to Obligations of Target............  42
ARTICLE VIII     TERMINATION AND AMENDMENT....................................  44
     Section 8.1    Termination...............................................  44
     Section 8.2    Effect of Termination.....................................  45
     Section 8.3    Fees and Expenses.........................................  45
     Section 8.4    Amendment.................................................  46
     Section 8.5    Extension; Waiver.........................................  46
ARTICLE IX       MISCELLANEOUS................................................  47
     Section 9.1    Nonsurvival of Representations, Warranties and Agreements.  47
     Section 9.2    Notices...................................................  47
     Section 9.3    Interpretation............................................  48
     Section 9.4    Counterparts..............................................  48
     Section 9.5    Entire Agreement; No Third Party Beneficiaries............  48
     Section 9.6    Governing Law.............................................  48
     Section 9.7    Assignment................................................  48


                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of November 17, 1997 by and among Borland International, Inc., a Delaware corporation ("Acquirer"), Vixen Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Acquirer ("Sub"), and Visigenic Software, Inc., a Delaware corporation ("Target").

                                    RECITALS

     A. The Boards of Directors of Acquirer, Sub and Target deem it advisable and in the best interests of each corporation and its respective stockholders that Acquirer and Target combine in order to advance the long-term business strategies, goals and interests of Acquirer and Target;

     B. The combination of Acquirer and Target shall be effected by the terms of this Agreement through a transaction (the "Merger") in which Sub will merge with and into Target, Target will become a wholly-owned subsidiary of Acquirer and the stockholders of Target will become stockholders of Acquirer;

     C. Concurrently with the execution of this Agreement, and as a condition and inducement to Acquirer's willingness to enter into this Agreement, certain stockholders of Target are entering into Voting Agreements in substantially the form of Exhibit A hereto;
        ---------

     D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under Section 368(a) of the Code; and

     E. It is intended that the Merger shall qualify for accounting treatment as a pooling of interests.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER


    Section 1.1  Effective Time of the Merger.   Subject to the provisions of
                 ----------------------------
this Agreement, a certificate of merger (the "Certificate of Merger") in such form as is required by the relevant provisions of the Delaware General Corporation Law (the "DGCL") shall be duly prepared, executed and acknowledged by the Surviving Corporation (as defined in Section 1.3) and thereafter delivered to the Secretary of State of the State of Delaware for filing, as provided in the DGCL, as soon as practicable on or after the Closing Date (as defined in Section 1.2). The

Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time").

     Section 1.2  Closing.   The closing of the Merger (the "Closing") will
                  -------
take place at 10:00 a.m., Pacific Standard Time, on a date to be specified by Acquirer and Target, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Sections 7.1, 7.2(b) (other than the delivery of the officers' certificate referred to therein) and 7.3(b) (other than the delivery of the officers' certificate referred to therein), provided that the other closing conditions set forth in
Article VII have been met or waived as provided in Article VII at or prior to the Closing (the "Closing Date"), at the offices of Gray Cary Ware & Freidenrich, 400 Hamilton Avenue, Palo Alto, California 94301, unless another date or place is agreed to in writing by Acquirer and Target.

     Section 1.3  Effects of the Merger.
                  ---------------------
        (a) At the Effective Time (i) the separate existence of Sub shall cease and Sub shall be merged with and into Target (Sub and Target are sometimes referred to herein as the "Constituent Corporations" and Target is sometimes referred to herein as the "Surviving Corporation"), (ii) the Certificate of Incorporation of Target shall be amended so that Article III of such Certificate of Incorporation shall read as follows: "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,000, all of which shall consist of Common Stock, par value $.001 per share," and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation, and (iii) subject to the requirements of Section 6.15, the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

        (b) At and after the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the foregoing, and subject thereto, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, shall be vested in the Surviving Corporation, and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thereafter attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts and liabilities had been incurred by it.

     Section 1.4  Directors and Officers.   The initial director(s) of the
                  ----------------------
Surviving Corporation shall be the directors of Sub immediately prior to the Effective Time, each of whom will hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving

Corporation. The officers of Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed.

                                   ARTICLE II

                            CONVERSION OF SECURITIES


     Section 2.1  Conversion of Capital Stock.   At the Effective Time, by
                  ---------------------------
virtue of the Merger and without any action on the part of the holder of any shares of Common Stock, $.001 par value, of Target ("Target Common Stock") or capital stock of Sub:

        (a)  Capital Stock of Sub.  Each issued and outstanding share of the
             --------------------
capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, $.001 par value, of the Surviving Corporation.

        (b)  Cancellation of Treasury Stock and Acquirer-Owned Stock.  Any
             -------------------------------------------------------
shares of Target Common Stock that are owned by Target as treasury stock and any shares of Target Common Stock that are owned by Acquirer, Sub or any other wholly-owned Subsidiary (as defined below) of Acquirer shall be canceled and retired and shall cease to exist and no stock of Acquirer or other consideration shall be delivered in exchange therefor. All shares of Common Stock, $.01 par value, of Acquirer ("Acquirer Common Stock") owned by Target shall remain unaffected by the Merger. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

        (c)  Exchange Ratio for Target Common Stock.  Subject to Section 2.2,
             --------------------------------------
each issued and outstanding share of Target Common Stock (other than shares to be canceled in accordance with Section 2.1(b)) shall be converted into 0.81988 (which amount will be adjusted for any stock split or stock dividend effected between the date of this Agreement and the Effective Time) (the "Exchange Ratio") fully paid and nonassessable shares of Acquirer Common Stock. All such shares of Target Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive certificates representing the number of fully paid and nonassessable shares of Acquirer Common Stock into which such holder's shares of Target Common Stock were converted at the Effective Time and any cash in lieu of fractional shares of Acquirer Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest.

        (d)  Target Stock Options and Employee Stock Purchase Plan.  At the
             -----------------------------------------------------
Effective Time, all then outstanding options to purchase Target Common Stock issued under Target's 1995 Stock Option Plan, as amended (the "Target Employee Option Plan"), and individual stock options assumed by Target through Target's prior acquisitions (the "Target Individual Options") will be assumed by Acquirer in accordance with Section 6.13. At the Effective Time, all then outstanding options to purchase Target Common Stock issued under Target's 1996 Outside Directors Stock Option Plan (the "Target Director Option Plan") will terminate in accordance with the terms of the Director Option Plan. Immediately prior to the Effective Time, all then outstanding rights to acquire shares of Target Common Stock under Target's 1996 Employee Stock Purchase Plan (the "Target Purchase Plan") will be exercised for the purchase of shares of Target Common Stock, as provided in Section 6.13. Immediately prior to the Effective Time, all awards accrued as of the Effective Time under Target's Executive Performance Incentive Plan (the "Target Incentive Plan") shall be paid in cash or stock, as provided in Section 6.13.

    Section 2.2  Exchange of Certificates.   The procedures for exchanging
                 ------------------------
outstanding shares of Target Common Stock for Acquirer Common Stock pursuant to the Merger are as follows:

        (a)  Exchange Agent.  As of the Effective Time, Acquirer shall deposit
             --------------
with a bank or trust company designated by Acquirer with the approval of Target (the "Exchange Agent"), for the benefit of the holders of shares of Target Common Stock, for exchange in accordance with this Section 2.2, through the Exchange Agent, certificates representing the shares of Acquirer Common Stock (such shares of Acquirer Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.1 in exchange for outstanding shares of Target Common Stock.

        (b)  Exchange Procedures.  As soon as reasonably practicable after the
             -------------------
Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Target Common Stock (each a "Certificate" and, collectively, the "Certificates") whose shares were converted pursuant to
Section 2.1 into shares of Acquirer Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Acquirer and Target may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquirer Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Acquirer Common Stock which such holder has the right to receive pursuant to the provisions of this Article II and cash in lieu of fractional shares in accordance with Section 2.2(f), and the Certificate so surrendered shall immediately be canceled. In the event of a transfer of ownership of Target Common Stock which is not registered in the transfer records of Target, a certificate representing the proper number of shares of Acquirer Common Stock may be issued to a transferee if the Certificate representing such Target Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing the number of shares of Acquirer Common Stock into which the shares of Target Common Stock represented thereby were converted at the Effective Time and cash in lieu of any fractional shares of Acquirer Common Stock as contemplated by this Section 2.2.

        (c)  Lost or Stolen Certificates.  The instructions for effecting the
             ---------------------------
surrender of the Certificates shall set forth procedures that must be taken by the holder of any Certificate that has been lost, destroyed or stolen. It shall be a condition to the right of such holder to receive a certificate representing shares of Acquirer Common Stock that the Exchange Agent shall have received, along with the letter of transmittal, a duly executed lost certificate affidavit, including an agreement to indemnify Acquirer, signed exactly as the name or names of the registered holder or holders appeared on the books of Target immediately prior to the Effective Time, together with a customary bond and such other documents as Acquirer or the Exchange Agent may reasonably require in connection therewith.

        (d)  Distributions with Respect to Unexchanged Shares.  No dividends
             ------------------------------------------------
or other distributions declared or made after the Effective Time with respect to Acquirer Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquirer Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to subsection (f) below until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquirer Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Acquirer Common Stock to which such holder is entitled pursuant to subsection (f) below and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Acquirer Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Acquirer Common Stock.

        (e)  No Further Ownership Rights in Target Common Stock.  All shares
             --------------------------------------------------
of Acquirer Common Stock issued pursuant to this Article II (and any cash paid pursuant to subsection (d) or (f) of this Section 2.2) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Target Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Target on such shares of Target Common Stock in accordance with the terms of this Agreement on or prior to the date hereof and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of

Target Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.2.

        (f)  No Fractional Shares.  No certificate or scrip representing
             --------------------
fractional shares of Acquirer Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Acquirer. Notwithstanding any other provision of this Agreement, each holder of shares of Target Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Acquirer Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Acquirer Common Stock multiplied by the last reported sale prices of Acquirer Common Stock, as reported on The Nasdaq National Market, on the trading day immediately preceding the date of the Effective Time.

        (g)  Termination of Exchange Fund.  Any portion of the Exchange Fund
             ----------------------------
which remains undistributed to the stockholders of Target for one year after the Effective Time shall be delivered to Acquirer, upon demand, and any stockholders of Target who have not previously complied with this Section 2.2 shall thereafter look only to Acquirer for certificates evidencing Acquirer Common Stock, cash in lieu of fractional shares of Acquirer Common Stock, and any dividends or distributions with respect to Acquirer Common Stock.

        (h)  No Liability.  Neither Acquirer nor Target shall be liable to any
             ------------
holder of shares of Target Common Stock or Acquirer Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) properly delivered to a public official as required by any applicable abandoned property, escheat or similar law.


                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF TARGET

     Target represents and warrants to Acquirer and Sub that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule delivered by Target to Acquirer on or before the date of this Agreement (the "Target Disclosure Schedule"). All disclosures set forth in the Target Disclosure Schedule shall refer to the corresponding numbered and lettered Sections of this Article III to which they principally pertain. For purposes of this Agreement, the phrase "Target Material Adverse Effect" means a material adverse effect on the business, operations, financial condition or results of operations of Target and its Subsidiaries, taken as a whole.

     Section 3.1  Organization.   Each of Target and its Subsidiaries is a
                  ------------
corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept with respect to such entity) under the laws of the jurisdiction of its incorporation or organization, has all requisite power to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing (with respect to jurisdictions which recognize such concept with respect to such entity) in each other jurisdiction in which the failure to be so qualified and in good standing would have a Target Material Adverse Effect. The Target Disclosure Schedule contains a list of each of Target's Subsidiaries and the jurisdiction of their organization. Except for their interests in Target Subsidiaries, neither Target nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any such equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, excluding securities of any publicly traded company held for investment by Target and comprising less than five percent of the outstanding stock of such company.

     Section 3.2  Target Capital Structure.
                  ------------------------

        (a) The authorized capital stock of Target consists of 50,000,000 shares of Target Common Stock and 2,000,000 shares of Preferred Stock, $.001 par value ("Target Preferred Stock"). As of November 13, 1997: (i) 14,515,265 shares of Target Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) no shares of Target Common Stock were held in the treasury of Target or by Subsidiaries of Target; (iii) 3,662,570 shares of Target Common Stock were reserved for issuance under the Target Employee Option Plan, 3,153,814 of which were subject to outstanding options and 508,756 shares of which were reserved for future option grants; (iv) 291,194 shares of Target Common Stock were reserved for issuance pursuant to the Target Individual Options; (v) 200,000 shares of Target Common Stock were reserved for issuance under the Target Director Option Plan, 60,000 shares of which were subject to outstanding options; (vi) 327,579 shares of Target Common Stock were reserved for future issuance under the Target Purchase Plan, (vii) 96,385 shares of Target Common Stock were reserved for future issuance under the Target Incentive Plan and (viii) no shares of Target Preferred Stock were outstanding. No change in such capitalization has occurred between November 13, 1997 and the date of this Agreement other than the exercise and termination of outstanding stock options and the accrual of rights under the Target Purchase Plan. All shares of Target Common Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of Target or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Target Common Stock or the capital stock or other equity securities of any Target Subsidiary or provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations of such Subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock and all other outstanding equity securities of each of Target's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and all such shares and other equity securities (other than directors' qualifying shares in the case of foreign Subsidiaries) are owned by Target or another Target Subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations on Target's voting rights, charges or other encumbrances of any nature, except as imposed by law, rule or regulation.

        (b) Except as set forth in this Section 3.2 or as reserved for future grants of options or rights under the Target Employee Option Plan, the Target Individual Options, the Target Director Option Plan, the Target Incentive Plan or the Target Purchase Plan, and except for Target Common Stock issued subsequent to November 13, 1997, there are no equity securities of any class of Target or any of its Subsidiaries, or any security exchangeable or convertible into such equity securities, issued, reserved for issuance or outstanding. Except as set forth in this Section 3.2, and except for: (i) options to purchase shares of Target Common Stock granted pursuant to Section 5.1(e); (ii) rights to purchase Target Common Stock outstanding under the Target Purchase Plan and the Target Individual Options; (iii) rights under the Target Incentive Plan; and
(iv) rights of acceleration or early vesting or termination of repurchase options under (A) option agreements executed in connection with the Target Employee Option Plan, (B) the Target Director Option Plan, (C) the Target Incentive Plan or (D) stock purchase agreements under Target's 1993 and 1994 Purchase Plans (the "Target SPAs"), there are no options, warrants, calls, rights or contracts of any character to which Target or any of its Subsidiaries is a party or by which it is bound obligating Target or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold (excluding, in each case, upon exchange or conversion of an equity security), additional shares of capital stock of Target or any of its Subsidiaries or obligating Target or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, call, right or contract. To the knowledge of Target, there are no voting trusts, proxies or other agreements or understandings with respect to the shares of capital stock of Target, except as contemplated in connection with this Agreement.

    Section 3.3  Authority; No Conflict; Required Filings and Consents.
                 -----------------------------------------------------

        (a) Target has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Target, subject only to the adoption of this Agreement and the approval of the Merger by Target's stockholders under applicable provisions of the DGCL. This Agreement has been duly executed and delivered by Target and, assuming its due authorization, execution, and delivery by Acquirer and, if applicable, Sub, constitutes the valid and binding obligation of Target, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

        (b) The execution and delivery of this Agreement by Target does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of Target, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Target or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its Subsidiaries or any of their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not be reasonably likely to have a Target Material Adverse Effect or a material adverse effect on the parties' ability to consummate the transactions contemplated by this Agreement.

        (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required to be made or obtained by Target or any of its Subsidiaries at or before the Effective Time in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and any applicable filings under the antitrust laws of any foreign country, (ii) the filing by Acquirer of the Registration Statement (as defined in Section 3.19) with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, (iv) the filing of the Proxy Statement (as defined in Section 3.19) and related proxy materials with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a Target Material Adverse Effect or a material adverse effect on the parties' ability to consummate the transactions contemplated by this Agreement.

     Section 3.4  SEC Filings; Financial Statements.
                  ---------------------------------

        (a) Target has filed and made available to Acquirer all forms, reports and documents required to be filed by Target with the SEC, other than registration statements on Form S-8 (collectively, the "Target SEC Reports"). The Target SEC Reports (excluding the exhibits thereto and the preliminary Proxy Statement) at the time filed (or, if amended or superseded by a subsequent filing, then on the date of such filing), (i) complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Target SEC Reports or necessary in order to make the statements in such Target SEC Reports, in the light of the circumstances under which they were made, not misleading. None of Target's Subsidiaries is required to file any forms, reports or other documents with the SEC.

        (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Target SEC Reports, including any Target SEC Reports filed after the date of this Agreement until the Closing (excluding the Preliminary Proxy Statement), complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted for presentation in quarterly reports on by Form 10-Q) and fairly presented, or will fairly present, in all material respects, the consolidated financial position of Target and its Subsidiaries as of the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The unaudited consolidated balance sheet of Target as of September 30, 1997 is referred to herein as the "Target Balance Sheet."

     Section 3.5  Absence of Undisclosed Liabilities.  Except as disclosed in
                  ----------------------------------
the Target SEC Reports, Target and its Subsidiaries do not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate, would be reasonably likely to have a Target Material Adverse Effect, other than (i) liabilities reflected on the Target Balance Sheet, (ii) liabilities specifically described in this Agreement, or in the Target Disclosure Schedule, (iii) liabilities for future performance under contracts entered into by Target or its Subsidiaries or by which any of them or any of their assets or properties may be bound and (iv) normal or recurring liabilities incurred since September 30, 1997 in the ordinary course of business consistent with past practices.

     Section 3.6  Absence of Certain Changes or Events.   Since the date of
                  ------------------------------------
the Target Balance Sheet, Target and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been: (i) any damage, destruction or loss (whether or not covered by insurance) with respect to Target or any of its Subsidiaries having a Target Material Adverse Effect; (ii) any material change by Target in its accounting methods, principles or practices; (iii) any material revaluation by Target of any of its assets, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business; or (iv) any other event that constitutes a Target Material Adverse Effect.

     Section 3.7  Taxes.
                  -----

        (a) For purposes of this Agreement, a "Tax" or, collectively, "Taxes," refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

        (b) Target has prepared and timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to Taxes required to be filed by Target or any of its Subsidiaries, and such Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law, except where failure of such Returns to be prepared and timely filed or to be so accurate would not be reasonably likely to have a Target Material Adverse Effect.

        (c) Target and each of its Subsidiaries as of the Effective Time: (i) will have paid all Taxes it is required to pay prior to the Effective Time and
(ii) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld, except where any failure to make such payment or withholding would not be reasonably likely to have a Target Material Adverse Effect.

        (d) There is no material Tax deficiency outstanding, proposed or assessed against Target or any of its Subsidiaries that is not reflected as a liability on the Target Balance Sheet nor has Target or any of its Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any material Tax.

        (e) No audit or other examination of any Return of Target or any of its Subsidiaries by any Tax authority is presently in progress, nor has Target or any of its Subsidiaries been notified of any request for such an audit or other examination excluding audits, examinations or notifications that are not reasonably likely to result in a Target Material Adverse Effect.

        (f) No material adjustment relating to any Returns filed by Target or any of its Subsidiaries has been proposed in writing by any Tax authority to Target or any of its Subsidiaries or any representative thereof.

        (g) Neither Target nor any of its Subsidiaries has any liability for unpaid Taxes which has not been accrued for or reserved on the Target Balance Sheet, whether asserted or unasserted, contingent or otherwise, which is material to Target and its Subsidiaries, taken as a whole, other than any liability for unpaid Taxes accrued since the date of the Target Balance Sheet in connection with the operation of the business of Target and its Subsidiaries in the ordinary course.

     Section 3.8  Properties.   All leases of Target and its Subsidiaries
                  ----------
("Target Leases") are in good standing, valid and enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and
(ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law, and neither Target nor its Subsidiaries is in default under any of such leases, except where the lack of such good standing, validity and enforceability or the existence of such default would not be reasonably likely to have a Target Material Adverse Effect.

     Section 3.9  Intellectual Property.
                  ---------------------

        (a) Target and its Subsidiaries own, or are licensed to use, all trademarks, trade names, service marks, and copyrights and, to the knowledge of Target, all patents, together with any applications for and registrations of such trademarks, trade names, service marks, copyrights and, to the knowledge of Target, all patents, and all processes, formulae, methods, schematics, technology, know-how, software programs or applications and tangible or intangible proprietary information or materials that are necessary to conduct the business of Target and its Subsidiaries as currently conducted, the absence of which rights could reasonably be expected to have a Target Material Adverse Effect (the foregoing collectively referred to as "Target Intellectual Property Rights").

        (b) The Target Disclosure Schedule contains an accurate list as of the date of this Agreement of (i) all patents and patent applications and all registered trademarks, and trademark applications and all registered copyrights included in the Target Intellectual Property Rights, including the jurisdictions in which each such Target Intellectual Property Right has been issued or registered or in which any such application for such issuance and registration has been filed, and (ii) the following agreements relating to each of the products of Target or its Subsidiaries (the "Target Products") or other Target Intellectual Property: all (A) agreements granting any right to distribute or sublicense a Target Product on any exclusive basis, (B) agreements pursuant to which the amounts actually paid or payable under firm commitments to Target or its Subsidiaries are $250,000 or more, and (C) agreements pursuant to which any party is granted any rights to access source code or to use source code to create derivative works of Target Products (other than source code escrow agreements, porting agreements, localization or translation agreements and licenses pursuant to which such access is permitted principally to enable the licensee to develop products ancillary to the Target Products, in each case entered into in the ordinary course of business). The licenses and agreements listed in the Target Disclosure Schedule pursuant to clause (ii) of the preceding sentence shall not include agreements reflected solely by purchase orders.

        (c) The Target Disclosure Schedule contains an accurate list as of the date of this Agreement of all licenses, sublicenses and other agreements to which Target or its Subsidiaries are a party and pursuant to which Target or its Subsidiaries are authorized to use any third party technology, trade secret, know-how, process, patent, trademark or copyright, including software, which is incorporated in or forms a part of any Target Product, excluding "off the shelf" or other software at a cost of less than $10,000 which is widely available through regular commercial distribution channels on standard terms and conditions, or which if required to be replaced, such replacement could not reasonably be expected to have a Material Adverse Effect ("Licensed Intellectual Property").

        (d) Target and its Subsidiaries are not, and will not be as a result of the execution and delivery of this Agreement or the performance of their obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Target Intellectual Property Rights or Licensed Intellectual Property, the breach of which could reasonably be expected to have a Target Material Adverse Effect.

        (e) To Target's knowledge, all patents and registered trademarks, service marks and copyrights claimed by or issued to Target which relate to any Target Product are valid and subsisting. The operation of the businesses of Target and its Subsidiaries as such businesses are currently conducted, including Target's design, development, manufacture, marketing and the sale of the Target Products has not and does not infringe or misappropriate any copyright, trademark, service mark or trade secret of any third party or, to its knowledge, infringe any patent or constitute unfair competition or trade practices under the laws of any jurisdiction, except where any of the foregoing could not reasonably be expected to have a Target Material Adverse Effect. Except for notices delivered prior to January 1, 1995 regarding matters which were subsequently resolved or are no longer pending, Target (i) has not received written notice that it has been sued in any suit, action or proceeding which involves a claim of infringement of any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, and (ii) has no knowledge of any written claim challenging or questioning the validity or effectiveness of any license or agreement relating to any Target Intellectual Property Rights or Licensed Intellectual Property.

        (f) Target and its Subsidiaries are not subject to any proceeding or outstanding decree, order, judgment, or stipulation restricting in any manner the use, transfer, or licensing thereof by Target or its Subsidiaries, or which may affect the validity, use or enforceability of such Target Intellectual Property. Target and its Subsidiaries are not subject to any agreement which restricts in any material respect the use, transfer, or licensing by Target and its Subsidiaries of the Target Intellectual Property and Target Products where such restriction would be likely to have a Target Material Adverse Effect.

        (g) Target and its Subsidiaries have taken reasonable steps to protect their rights in their material confidential information and trade secrets or any trade secrets or confidential information of third parties provided to them, and, without limiting the foregoing, Target has and enforces a policy requiring each employee and independent contractor developing Target Intellectual Property or having access to confidential information regarding Target Intellectual Property to execute a proprietary information/confidentiality agreement substantially in the form provided to Acquirer and all such current and former employees and contractors of Target and its Subsidiaries have executed such an agreement, except where the failure to do so is not reasonably likely to have a Target Material Adverse Effect.

     Section 3.10  Compliance; Permits; Restrictions.
                   ---------------------------------

        (a) Neither Target nor any of its Subsidiaries is in conflict with or in violation of any law, rule, regulation, order, judgment or decree applicable to Target or any of its Subsidiaries or by which Target or any of its Subsidiaries or any of their respective properties is bound or affected, except for conflicts and violations that (individually or in the aggregate) would not be reasonably likely to have a Target Material Adverse Effect. No investigation or review by any Governmental Entity is pending or, to Target's knowledge, has been threatened in a writing delivered to Target against Target or any of its Subsidiaries (except for such threats delivered prior to January 1, 1995 regarding matters which were subsequently resolved or are no longer pending). There is no material judgment, injunction, order or decree binding upon Target or any of its Subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Target or any its Subsidiaries, any acquisition of material property by Target or any of its Subsidiaries, or the conduct of business by Target as currently conducted.

        (b) Target and its Subsidiaries hold, to the extent legally required, all permits, licenses, variances, exemptions, orders and approvals from governmental authorities that are material to and required for the operation of their businesses as currently conducted (collectively, the "Target Permits"), except where the failure to hold any such Target Permit would be reasonably likely to have a Target Material Adverse Effect. Target and its Subsidiaries are in compliance in all material respects with the terms of the Target Permits, except where the failure to be in compliance with the terms of the Target Permits would not be reasonably likely to have a Target Material Adverse Effect.

     Section 3.11  Agreements, Contracts and Commitments.  As of the date of
                   -------------------------------------
this Agreement, neither Target nor any of its Subsidiaries is a party to or is bound by:

        (a) any employment or consulting agreement, contract or commitment with any officer or member of Target's Board of Directors, other than those that are terminable by Target or any of its Subsidiaries on no more than 30 days notice without liability or financial obligation, except to the extent general principles of wrongful termination law may limit Target's or any of its Subsidiaries' ability to terminate employees at will;

        (b) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license of software products in the ordinary course of business where such agreement or guarantee might reasonably result in a Target Material Adverse Effect;

        (c) any agreement, contract or commitment containing any covenant limiting in any material respect the right of Target or any of its Subsidiaries to engage in any line of business or to compete with any person; or

        (d) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Target or any of its Subsidiaries after the date of this Agreement of any material assets not in the ordinary course of business or pursuant to which Target has any ownership interest in any corporation, partnership, joint venture or other business enterprise other than Target's Subsidiaries.

     Neither Target nor any of its Subsidiaries, nor to Target's knowledge any other party to a Target Contract (as defined below), is in breach, violation or default under, and neither Target nor any of its Subsidiaries has received written notice (except for notices delivered prior to January 1, 1995 regarding matters which were subsequently resolved or are no longer pending) that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Target or any of its Subsidiaries is a party or by which it is bound that are required to be filed as an exhibit to a Target SEC Report or to be disclosed in the Target Disclosure Schedule (any such agreement, contract or commitment, a "Target Contract") in such a manner as would permit any other party to cancel or terminate any such Target Contract, or would permit any other party to seek damages or other remedies, which cancellation, termination, damages or other remedies would be reasonably likely to have a Target Material Adverse Effect.

     Section 3.12  Litigation.  There is no action, suit or proceeding,
                   ----------
arbitration or, to Target's knowledge, investigation (collectively, "Matter") against Target or any of its Subsidiaries pending or as to which Target has received any written notice of assertion (except for notices delivered prior to January 1, 1995 regarding Matters which were subsequently resolved or are no longer pending).

     Section 3.13  Environmental Matters.
                   ---------------------

        (a) To the knowledge of Target, no underground storage tanks are present under any property that Target or any of its Subsidiaries has at any time owned, operated, occupied or leased. No amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), is present as a result of the actions of Target or any of its Subsidiaries, or, to Target's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that Target or any of its Subsidiaries has at any time owned, operated, occupied or leased, where the presence of such Hazardous Material is reasonably likely to have a Target Material Adverse Effect.

        (b) At no time has Target or any of its Subsidiaries transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Target or any of its Subsidiaries disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity, with the exception of violations that have not had or are not reasonably likely to have a Target Material Adverse Effect.

        (c) Target and its Subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents from Governmental Entities necessary for the conduct of their Hazardous Materials Activities as such Hazardous Materials Activities are currently being conducted (the "Environmental Permits"), the absence of which would be reasonably likely to have a Target Material Adverse Effect.

        (d) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of Target, threatened concerning any Environmental Permit or any Hazardous Materials Activity of Target or any of its Subsidiaries. Target is not aware of any fact or circumstance which could involve Target in any environmental litigation or impose upon Target any environmental liability which would be reasonably likely to have a Target Material Adverse Effect.

     Section 3.14  Employee Benefit Plans.
                   ----------------------

        (a) Set forth in the Target Disclosure Schedule is a list of all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Target or any trade or business (whether or not incorporated) which is a member or which is under common control with Target within the meaning of Section 414 of the Code (an "ERISA Affiliate") (together, the "Target Employee Plans").

        (b) With respect to the Target Employee Plans, individually and in the aggregate, to the knowledge of Target, no event has occurred, and there exists no condition or set of circumstances reasonably likely to have a Target Material Adverse Effect.

        (c) With respect to the Target Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of Target, which obligations are reasonably likely to have a Target Material Adverse Effect.

        (d) Except as disclosed in Target SEC Reports filed prior to the date of this Agreement, and except as provided for in this Agreement, neither Target nor any of its Subsidiaries is a party to any oral or written (i) union or collective bargaining agreement, (ii) agreement with any officer or other key employee of Target or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Target of the nature contemplated by this Agreement, other than with respect to (A) options granted under the Target Employee Option Plan (including the lapse of repurchase options for the benefit of Target thereunder) or the Target Director Option Plan, (B) rights granted under Target Purchase Plan, (C) the Target Incentive Plan or (D) the Target SPAs, (iii) agreement with any officer of Target providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof or for the payment of compensation in excess of $100,000 per annum, or
(iv) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, other than with respect to (A) options granted under the Target Employee Option Plan (including the lapse of repurchase options for the benefit of Target thereunder) or the Target Director Option Plan, (B) the lapse of repurchase options for the benefit of Target under the Target SPAs, (C) rights granted under Target Purchase Plan or (D) the Target Incentive Plan.

     Section 3.15  Insurance.  Target maintains insurance policies (the
                   ---------
"Insurance Policies") against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law, and all premiums due thereon have been paid in full. None of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement. Target and its Subsidiaries have complied in all material respects with the provisions of each Insurance policy under which it is the insured party. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to Target's knowledge, indicated in writing any intent to do so or not to renew any such policy. All claims under the Insurance Policies have been filed in a timely fashion, except where the failure to so file has not had and is not reasonably likely to have a Target Material Adverse Effect.

     Section 3.16  Section 203 of the DGCL Not Applicable.  The Board of
                   --------------------------------------
Directors of Target has taken all necessary action so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in said Section 203) will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

     Section 3.17  Pooling of Interests.
                   --------------------

        (a) To its knowledge, neither Target nor any of its Affiliates (as defined in Section 6.11) has, through the date of this Agreement, taken or agreed to take any action which would prevent Acquirer from accounting for the business combination to be effected by the Merger as a pooling of interests.

        (b) Target has received a letter from Arthur Andersen LLP, dated the date of this Agreement, stating that it will deliver at Closing a letter to the effect that it believes that Target could be a combining entity in a transaction accounted as a pooling of interests (the "Target Preliminary Pooling Letter").

     Section 3.18  Interested Party Transactions.   Except as set forth in the
                   -----------------------------
Target SEC Reports, since the date of Target's last proxy statement to its stockholders, no event has occurred that would be required to be reported by Target as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

     Section 3.19  Registration Statement:  Joint Proxy Statement/Prospectus.
                   ---------------------------------------------------------
The information supplied by Target for inclusion in the registration statement on Form S-4 pursuant to which shares of Acquirer Common Stock to be issued in the Merger will be registered with the SEC (the "Registration Statement") shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by Target for inclusion in the joint proxy statement/prospectus (the "Proxy Statement") to be sent to the stockholders of Target and Acquirer in connection with the meetings of their stockholders to consider this Agreement and the Merger (the "Target Stockholders' Meeting" and the "Acquirer Stockholders' Meeting," respectively, and, collectively, the "Stockholder Meetings") shall not, on the date the Proxy Statement is first mailed to stockholders of Target or at the time of the Stockholders' Meetings, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meetings which has become materially false or misleading. If at any time prior to the Stockholders' Meetings any event relating to Target or any of its Affiliates, officers or directors should be discovered by Target which is required to be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Target shall promptly inform Acquirer.

     Section 3.20  Opinion of Financial Advisor.  The financial advisor of
                   ----------------------------
Target, BancAmerica Robertson Stephens, has delivered to Target an opinion, dated the date of this Agreement, to the effect that the aggregate Merger consideration is fair to Target from a financial point of view.

     Section 3.21  No Existing Discussions.  As of the date hereof, Target is
                   -----------------------
not engaged, directly or indirectly, in any negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 6.1).


                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF ACQUIRER AND SUB

     Acquirer and Sub represent and warrant to Target that the statements contained in this Article IV are true and correct, except as set forth in the disclosure schedule delivered by Acquirer to Target on or before the date of this Agreement (the "Acquirer Disclosure Schedule"). All disclosures set forth in the Acquirer Disclosure Schedule shall refer to the corresponding numbered and lettered Sections of this Article IV to which they principally pertain. For purposes of this Agreement, the phrase "Acquirer Material Adverse Effect" means a material adverse effect on the business, operations, financial condition, or results of operations of Acquirer and its Subsidiaries, taken as a whole.

     Section 4.1  Organization.  Each of Acquirer and Sub and Acquirer's other
                  ------------
Subsidiaries that are material to the business of Acquirer and all of its Subsidiaries, taken as a whole (the "Material Acquirer Subsidiaries") is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept with respect to such entity) under the laws of the jurisdiction of its incorporation or organization, has all requisite power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing (with respect to jurisdictions which recognize such concept with respect to such entity) in each jurisdiction in which the failure to be so qualified and in good standing would have an Acquirer Material Adverse Effect. Except for their interests in Acquirer Subsidiaries, neither Acquirer nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity, excluding securities of any publicly traded company held for investment by Acquirer and comprising less than five percent of the outstanding stock of such company.


     Section 4.2  Acquirer Capital Structure.
                  --------------------------

        (a) The authorized capital stock of Acquirer consists of 100,000,000 shares of Acquirer Common Stock and 1,000,000 shares of Preferred Stock, $.01 par value, of which 100,000 shares are designated as Series A Junior Participating Preferred Stock ("Acquirer Series A Preferred Stock") and 1,470 shares are designated as Series B Convertible Preferred Stock ("Acquirer Series B Preferred Stock"). As of November 13, 1997: (i) 38,597,404 shares of Acquirer Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) no shares of Acquirer Common Stock were held in the treasury of Acquirer or by Subsidiaries of Acquirer; (iii) 9,609,598 shares of Acquirer Common Stock were reserved for issuance pursuant to stock options granted and outstanding under Acquirer's employee and director option plans (collectively, the "Acquirer Option Plans"); (iv) 200,000 shares of Acquirer Common Stock were reserved for issuance under Acquirer's Employee Stock Purchase Plan (the "Acquirer Purchase Plan"); (v) 198,000 shares of Acquirer Common Stock were reserved for issuance pursuant to outstanding warrants; (vi) no shares of Acquirer Series A Preferred Stock were outstanding; and (vii) 495 shares of Acquirer Series B Preferred Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable. No change in such capitalization has occurred between November 13, 1997 and the date of this Agreement other than the exercise and termination of outstanding stock options and the accrual of rights under the Acquirer Purchase Plan. All shares of Acquirer Common Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of Acquirer or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Acquirer Common Stock or Acquirer Series B Preferred Stock (except as provided in the Acquirer's Restated Certificate of Incorporation) or the capital stock or other securities of any Acquirer Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations of such Subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock and all other outstanding equity securities of each of Acquirer's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and all such shares and other equity securities (other than directors' qualifying shares in the case of foreign Subsidiaries) are owned by Acquirer or another Acquirer Subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations on Acquirer's voting rights, charges or other encumbrances of any nature, except as imposed by law, rule or regulation.

        (b) Except as set forth in this Section 4.2 or as reserved for future grants of options or rights under the Acquirer Option Plans or the Acquirer Purchase Plan, and except for Acquirer Common Stock issued subsequent to November 13, 1997, there are no equity securities of any class of Acquirer or any of its Subsidiaries, or any security exchangeable or convertible into such equity securities, issued, reserved for issuance or outstanding. Except as set forth in this Section 4.2 and except for up to 975 shares of Acquirer Series B Preferred Stock and warrants for the purchase of up to 390,000 shares of Acquirer Common Stock issuable in connection with Acquirer's Series B Preferred Stock Subscription Agreements (the "Acquirer Series B Agreements"), there are no options, warrants, calls, rights or contracts of any character to which Acquirer or any of its Subsidiaries is a party or by which it is bound obligating Acquirer or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold (excluding, in each case, upon exchange or conversion of an equity security), additional shares of capital stock of Acquirer or any of its Subsidiaries or obligating Acquirer or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, call, right or contract. To the knowledge of Acquirer, there are no voting trusts, proxies or other agreements or understandings with respect to the shares of capital stock of Acquirer.

     Section 4.3  Authority; No Conflict; Required Filings and Consents.
                  -----------------------------------------------------

        (a) Acquirer and Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Acquirer and Sub, subject only to the approval of the issuance of Acquirer Common Stock in the Merger by Acquirer's stockholders under applicable rules of the Nasdaq Stock Market and provisions of the DGCL. This Agreement has been duly executed and delivered by Acquirer and Sub and, assuming its due authorization, execution and delivery by Target, constitutes the valid and binding obligation of Acquirer and Sub, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law. The Board of Directors of Acquirer has taken all necessary steps to ensure that the Merger and other transactions contemplated hereby will not result in the distribution or exercisability of any rights under the Rights Agreement between Acquirer and Manufacturers Hanover Trust Company of California, as rights agent, dated as of December 20, 1991 (the "Acquirer Rights Agreement").

        (b) The execution and delivery of this Agreement by Acquirer does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of Acquirer or Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Acquirer or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquirer or any of its Subsidiaries or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not be reasonably likely to have an Acquirer Material Adverse Effect.

        (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be made or obtained by Acquirer or any of its Subsidiaries at or before the Effective Time in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a pre-merger notification report under the HSR Act and any applicable filings under the antitrust laws of any foreign country, (ii) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, (iv) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have an Acquirer Material Adverse Effect or a material adverse effect on the parties' ability to consummate the transactions contemplated by this Agreement.

     Section 4.4  SEC Filings; Financial Statements.
                  ---------------------------------

        (a) Acquirer has filed and made available to Target all forms, reports and documents required to be filed by Acquirer with the SEC since January 1, 1996 other than registration statements on Form S-8 (collectively, the "Acquirer SEC Reports"). The Acquirer SEC Reports (excluding the exhibits thereto and the preliminary Proxy Statement) at the time filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing),
(i) complied in all material respects with the applicablbe requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Acquirer SEC Reports or necessary in order to make the statements in such Acquirer SEC Reports, in the light of the circumstances under which they were made, not misleading. None of Acquirer's Subsidiaries is required to file any forms, reports or other documents with the SEC.

        (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Acquirer SEC Reports, including any Acquirer SEC Reports filed after the date of this Agreement until the Closing (excluding the Preliminary Proxy Statement), complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted for presentation in quarterly reports on Form 10-Q) and fairly presented, or will present, in all material respects, the consolidated financial position of Acquirer and its Subsidiaries as of the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudite d interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The unaudited consolidated balance sheet of Acquirer as of September 30, 1997 is referred to herein as the "Acquirer Balance Sheet."

     Section 4.5  Absence of Undisclosed Liabilities.   Except as disclosed in
                  ----------------------------------
the Acquirer SEC Reports, Acquirer and its Subsidiaries do not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate would be reasonably likely to have an Acquirer Material Adverse Effect, other than (i) liabilities reflected on the Acquirer Balance Sheet, (ii) liabilities specifically described in this Agreement, or in the Acquirer Disclosure Schedule, (iii) liabilities for future performance under contracts entered into by Acquirer or its Subsidiaries or by which any of them or their assets or properties may be bound, and (iv) normal or recurring liabilities incurred since September 30, 1997 in the ordinary course of business consistent with past practices.

     Section 4.6  Absence of Certain Changes or Events.   Since the date of
                  ------------------------------------
the Acquirer Balance Sheet, Acquirer and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been: (i) any damage, destruction or loss (whether or not covered by insurance) with respect to Acquirer or any of its Subsidiaries having an Acquirer Material Adverse Effect; (ii) any material change by Acquirer in its accounting methods, principles or practices; (iii) any material revaluation by Acquirer of any of its assets, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business; or (iv) any other event that constitutes an Acquirer Material Adverse Effect.

     Section 4.7  Taxes.
                  -----

        (a) Acquirer has prepared and timely filed all material required Returns relating to Taxes required to be filed by Acquirer or any of the Material Acquirer Subsidiaries, and such Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law, except where failure of such Returns to be prepared and timely filed or to be so accurate would not be reasonably likely to have a Target Material Adverse Effect.

        (b) Acquirer and each of its Subsidiaries as of the Effective Time: (i) will have paid all Taxes it is required to pay prior to the Effective Time and
(ii) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld, except where any failure to make such payment or withholding would not be reasonably likely to have an Acquirer Material Adverse Effect.

        (c) There is no material Tax deficiency outstanding, proposed or assessed against Acquirer or any of the Material Acquirer Subsidiaries that is not reflected as a liability on the Acquirer Balance Sheet nor has Acquirer or any of the Material Acquirer Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any material Tax.

        (d) Neither Acquirer nor any of its Subsidiaries has any liability for unpaid Taxes which have not been accrued for or reserved on Acquirer Balance Sheet, whether asserted or unasserted, contingent or otherwise, which is material to Acquirer and its Subsidiaries, taken as a whole, other than any liability for unpaid Taxes accrued since the date of the Acquirer Balance Sheet in connection with the operation of the business of Acquirer or its Subsidiaries in the ordinary course.

     Section 4.8  Properties.   Acquirer and its Subsidiaries own and have
                  ----------
good and marketable title to all the real property that they purport to own (including all reflected in the Acquirer Balance Sheet), free and clear of any liens, claims or encumbrances other than those described or set forth in the Acquirer SEC reports or the exhibits thereto, and none of such real properties are subject to any rights of way, building use restrictions, exceptions, variances, reservations or limitations except where any imperfection of title or any such liens, claims, encumbrances, restrictions, variances, reservations or limitations are not reasonably likely to have an Acquirer Material Adverse Effect. All leases under which Acquirer or any of its Subsidiaries lease real property ("Acquirer Lease(s)") are in good standing, valid and enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy laws or other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law, and neither Acquirer nor its Subsidiaries is in default under any of such Acquirer Material Leases, except where the lack of such good standing, validity and enforceability or the existence of such default would not be reasonably likely to have an Acquirer Material Adverse Effect.

     Section 4.9  Intellectual Property.
                  ---------------------

        (a) Acquirer and its Subsidiaries own, or are licensed to use, all trademarks, trade names, service marks, copyrights, and to the knowledge of Acquirer, all patents, together with any applications for and registrations of such trademarks, trade names, service marks, copyrights and, to the knowledge of Acquirer, all patents, and all processes, formulae, methods, schematics, technology, know-how, software programs or applications and tangible or intangible proprietary information or materials that are necessary to conduct the business of Acquirer and its Subsidiaries as currently conducted, the absence of which rights could reasonably be expected to have an Acquirer Material Adverse Effect (the foregoing collectively referred to as "Acquirer Intellectual Property Rights").

        (b) Acquirer and its Subsidiaries are not, and will not be as a result of the execution and delivery of this Agreement or the performance of their obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Acquirer

Intellectual Property Rights or licensed intellectual property rights, the breach of which could reasonably be expected to have a Acquirer Material Adverse Effect.

        (c) To Acquirer's knowledge, all patents and registered trademarks, service marks and copyrights claimed by or issued to Acquirer which relate to any Acquirer product are valid and subsisting. The operation of the businesses of Acquirer and its Subsidiaries as such businesses are currently conducted, including Acquirer's design, development, manufacture, marketing and the sale of its products has not and does not infringe or misappropriate any copyright, trademark, service mark or trade secret of any third party or, to its knowledge, infringe any patent or constitute unfair competition or trade practices under the laws of any jurisdiction, except where any of the foregoing might not reasonably likely have a Acquirer Material Adverse Effect. Except for notices delivered prior to January 1, 1995 regarding matters which were subsequently resolved or are no longer pending and except where such matter could not reasonably be expected to have an Acquirer Material Adverse Effect, Acquirer (i) has not received written notice that it has been sued in any suit, action or proceeding which involves a claim of infringement of any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, and (ii) has no knowledge of any written claim challenging or questioning the validity or effectiveness of any license or agreement relating to any Acquirer Intellectual Property Rights or licensed intellectual property rights.

        (d) Acquirer and Acquirer Subsidiaries are not subject to any proceeding or outstanding decree, order, judgment, or stipulation restricting in any manner the use, transfer, or licensing thereof by Acquirer or Acquirer Subsidiaries, or which may affect the validity, use or enforceability of such Acquirer Intellectual Property.

        (e) Acquirer and its Subsidiaries have taken reasonable steps to protect their rights in their material confidential information and trade secrets or any trade secrets or confidential information of third parties provided to them, and, without limiting the foregoing, Acquirer has and enforces a policy requiring each employee and independent contractor developing Acquirer Intellectual Property or having access to confidential information regarding Acquirer Intellectual Property to execute a proprietary information/confidentiality agreement substantially in the form provided to Acquirer and all such current and former employees and contractors of Acquirer and its Subsidiaries have executed such an agreement, except where the failure to do so is not reasonably likely to have an Acquirer Material Adverse Effect.

     Section 4.10  Compliance; Permits; Restrictions.
                   ---------------------------------

        (a) Neither Acquirer nor any of its Subsidiaries is in conflict with, or in default or in violation of any law, rule, regulation, order, judgment or decree applicable to Acquirer or any of its Subsidiaries or by which Acquirer or any of its Subsidiaries or any of their respective properties is bound or affected, except for conflicts and violations that (individually or in the aggregate) would not be reasonably likely to have an Acquirer Material Adverse Effect. No investigation or review by any Governmental Entity is pending or, to Acquirer's knowledge, has been threatened in a writing delivered to Acquirer against Acquirer or any of the Material Acquirer Subsidiaries (except for threats delivered prior to January 1, 1995 regarding matters which were subsequently resolved or are no longer pending). There is no material agreement, judgment, injunction, order or decree binding upon Acquirer or any of the Material Acquirer Subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Acquirer or any the Material Acquirer Subsidiaries, any acquisition of material property by Acquirer or any of the Material Acquirer Subsidiaries or the conduct of business by Acquirer or any of the Material Acquirer Subsidiaries as currently conducted.

        (b) Acquirer and the Material Acquirer Subsidiaries hold, to the extent legally required, all permits, licenses, variances, exemptions, orders and approvals from governmental authorities that are material to and required for the operation of their businesses as currently conducted, except where the failure to hold any such Acquirer Permit would be reasonably likely to have an Acquirer Target Adverse Effect (collectively, the "Acquirer Permits"). Acquirer and the Material Acquirer Subsidiaries are in compliance in all material respects with the terms of the Acquirer Permits, except where the failure to be in compliance with the terms of the Acquirer Permits would not be reasonably likely to have a Acquirer Material Adverse Effect.

     Section 4.11  Agreements, Contracts and Commitments.  Neither Acquirer
                   -------------------------------------
nor any of the Material Acquirer Subsidiaries, nor to Acquirer's knowledge any other party to an Acquirer Contract (as defined below), is in breach, violation or default under, and neither Acquirer nor any of the Material Acquirer Subsidiaries has received written notice (except for notices delivered prior to January 1, 1995 regarding matters which were subsequently resolved and are no longer pending) that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Acquirer or any of the Material Acquirer Subsidiaries is a party or by which it is bound that are required to be filed as an exhibit to an Acquirer SEC Report (any such agreement, contract or commitment, an "Acquirer Contract") in such a manner as would permit any other party to cancel or terminate any such Acquirer Contract, or would permit any other party to seek damages or other remedies, which cancellation, termination, damages or other remedies would be reasonably likely to have an Acquirer Material Adverse Effect.

     Section 4.12  Litigation.   Except as disclosed in the Acquirer SEC
                   ----------
Reports, there is no action, suit or proceeding, or arbitration or investigation against Acquirer or any of its Subsidiaries pending or as to which Acquirer has received any written notice of assertion, which is reasonably likely to have an Acquirer Material Adverse Effect, or a material adverse effect on the ability of Acquirer to consummate the transactions contemplated by this Agreement.

     Section 4.13  Environmental Matters.
                   ---------------------
        (a) To the knowledge of Acquirer, no underground storage tanks are present under any property that Acquirer or any of its Subsidiaries has at any time owned, operated, occupied or leased. No amount of any Hazardous Material is present as a result of the actions of Acquirer or any of its Subsidiaries, or, to Acquirer's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that Acquirer or any of its Subsidiaries has at any time owned, operated, occupied or leased, where the presence of such Hazardous Material is reasonably likely to have an Acquirer Material Adverse Effect.

        (b) At no time has Acquirer or any of its Subsidiaries transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Acquirer or any of its Subsidiaries conducted any Hazardous Materials Activities in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity, with the exception of violations that have not had or are not reasonably likely to have an Acquirer Material Adverse Effect.

        (c) Acquirer and its Subsidiaries currently hold all Environmental Permits the absence of which would be reasonably likely to have an Acquirer Material Adverse Effect.

        (d) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of Acquirer, threatened concerning any Environmental Permit or any Hazardous Materials Activity of Acquirer or any of its Subsidiaries. Acquirer is not aware of any fact or circumstance which could involve Acquirer in any environmental litigation or impose upon Acquirer any environmental liability which would be reasonably likely to have an Acquirer Material Adverse Effect.

     Section 4.14  Employee Benefit Plans.
                   ----------------------

        (a) Acquirer has made available to Target all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Acquirer or any ERISA Affiliate of Acquirer (together, the "Acquirer Employee Plans").

        (b) With respect to the Acquirer Employee Plans, individually and in the aggregate, to the knowledge of Acquirer, no event has occurred, and there exists no condition or set of circumstances in connection with which Acquirer could be subject to any liability that is reasonably expected to have an Acquirer Material Adverse Effect.

        (c) With respect to the Acquirer Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of Acquirer, which obligations are reasonably likely to have an Acquirer Material Adverse Effect.

        (d) Except as disclosed in Acquirer SEC Reports filed prior to the date of this Agreement, and except as provided for in this Agreement, neither Acquirer nor any of its Subsidiaries is a party to any oral or written (i) union or collective bargaining agreement, (ii) agreement with any officer or other key employee of Acquirer or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Acquirer of the nature contemplated by this Agreement, (iii) agreement with any officer of Acquirer providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof, or (iv) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     Section 4.15  Pooling of Interests.
                   --------------------

        (a) To its knowledge, neither Acquirer nor any of its Affiliates (as defined in Section 6.11) has, through the date of this Agreement, taken or agreed to take any action which would prevent Acquirer from accounting for the business combination to be effected by the Merger as a pooling of interests.

        (b) Acquirer has received a letter from Price Waterhouse LLP, dated the dat e of this Agreement, stating that it will deliver at Closing a letter to the effect that it concurs with Acquirer's management as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16, if the Merger is consummated in accordance with this Agreement (the "Acquirer Preliminary Pooling Letter").

     Section 4.16  Interested Party Transactions.   Except as set forth in the
                   -----------------------------
Acquirer SEC Reports, since the date of Acquirer's last proxy statement to its stockholders, no event has occurred that would be required to be reported by Acquirer as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

     Section 4.17  Registration Statement; Joint Proxy Statement/Prospectus.
                   --------------------------------------------------------
The information supplied by Acquirer for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by Acquirer for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to stockholders of Target, at the time of the Target Stockholder's Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Target Stockholders' Meeting which has become materially false or misleading. If at any time prior to the Stockholders' Meetings any event relating to Acquirer or any of its Affiliates, officers or directors should be discovered by Acquirer which is required to be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Acquirer shall promptly inform Target.

     Section 4.18  Opinion of Financial Advisor.  The financial advisor of
                   ----------------------------
Acquirer, Hambrecht & Quist LLC, has delivered to Acquirer an opinion, dated the date of this Agreement, to the effect that the Exchange Ratio is fair to Acquirer from a financial point of view.

     Section 4.19  Interim Operations of Sub.  Sub was formed solely for the
                   -------------------------
purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. Acquirer, in its capacity as sole stockholder of Sub, has adopted this Agreement and approved the Merger.

     Section 4.20  Acquirer Common Stock.  The Acquirer Common Stock to be
                   ---------------------
issued in accordance with Article II and the Acquirer Common Stock to be issued in accordance with Section 6.13 of this Agreement will be validly issued, fully paid and nonassessable and not subject to preemptive rights, and will be freely tradable, except for restrictions on transfer imposed by law or required in order to preserve pooling of interests accounting treatment of the Merger.


                                   ARTICLE V

                CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME

     Section 5.1  Covenants of Target.  During the period from the date of this
                  -------------------
Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Target agrees as to itself and its Subsidiaries, except to the extent that Acquirer shall otherwise consent in writing (which consent will not be unreasonably withheld or delayed), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it. Target shall promptly notify Acquirer of any event or occurrence not in the ordinary course of business of Target of which Target has knowledge where such event or occurrence would result in a breach of any covenant of Target set forth in this Agreement or cause any representation or warranty of Target set forth in this Agreement to be inaccurate in any material respect as of the date made or (except in the case of representations and warranties that speak specifically as of the date hereof or as of another specific date) as of the Effective Time. Except as expressly contemplated by this Agreement, subject to Section 6.1, Target shall not (and shall not permit any of its Subsidiaries to), without the prior written consent of Acquirer ( which consent will not be unreasonably withheld or delayed):

        (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock granted under any employee stock plan of Target or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

        (b) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Target Intellectual Property Rights other than
(i) the grant of non-exclusive licenses in the ordinary course of business consistent with past practices and (ii) the grant of exclusive licenses in connection with [describe type of transaction] transactions entered into in the ordinary course of business consistent with past practices;

        (c) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

        (d) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

        (e) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance, delivery and/or sale of (i) rights to purchase shares of Target Common Stock under the Target Purchase Plan, (ii) options to purchase up to an aggregate of 150,000 shares of Target Common Stock in connection with the hiring, retention and/or promotion of employees of or consultants to the Target or its Subsidiaries (other than officers and directors of Target) in the ordinary course of business consistent with Target's past policies, or (iii) shares of Target Common Stock issuable upon the exercise of options granted under the Target Employee Option Plan or the Target Director Option Plan or the Target Individual Options or pursuant to rights under the Target Purchase Plan or pursuant to the Target Incentive Plan;

        (f) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation or other business organization or division;

        (g) Sell, lease, license, encumber or otherwise dispose of (by merger, consolidation, sale of assets or otherwise) any of its properties or assets which are material, individually or in the aggregate, to the business of Target and its Subsidiaries, taken as a whole, except for licenses and sales in the ordinary course of business consistent with past practices;

        (h) Take any action to: (i) increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees in accordance with past practices, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, officers, (iii) grant any additional severance or termination pay to, or enter into any employment or severance agreement, with any employee, except in accordance with past practices, (iv) enter into any collective bargaining agreement, or (v) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

        (i) Revalue any material amount of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practices;

        (j) Incur any material indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others, other than indebtedness incurred under outstanding lines of credit;

        (k) Amend or propose to amend its Certificate of Incorporation or Bylaws, except as contemplated by this Agreement;

        (l) Incur or commit to incur capital expenditures in excess of $200,000 during any calendar month;

        (m) Enter into or amend any agreement pursuant to which any third party is granted exclusive marketing, distribution or manufacturing rights with respect to any Target product or any agreement pursuant to which any third party is granted any right to source code or to use source code to make or create derivative works other than pursuant to (i) agreements relating to the porting of Target's software with specific products of third parties, (ii) customary source code escrow agreements with customers, (iii) agreements for the development of ancillary products, and (iv) agreements relating to the localization or translation of software, in each case entered into in the ordinary course of business consistent with past practice;

        (n) Amend or terminate any material contract, agreement or license to which it is a party except in the ordinary course of business;

        (o) Waive or release any material right or claim, except in the ordinary course of business;

        (p) Initiate any litigation or arbitration proceeding, other than a proceeding relating to the enforcement or interpretation of its rights under this Agreement or relating to the transactions contemplated hereby;

        (q) Agree in writing or otherwise to take any of the actions described in Sections (a) through (p) above; or

        (r) Take any other action which is reasonably likely to make any of Target's representations or warranties contained in this Agreement inaccurate in any material respect as of the date made or (except in the case of representations or warranties that speak specifically as of the date hereof or as of another specific date) as of the Effective Time.

     Section 5.2  Covenants of Acquirer.   During the period from the date of
                  ---------------------
this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Acquirer agrees as to itself and its Subsidiaries, except to the extent that Target shall otherwise consent in writing (which consent will not be unreasonably withheld or delayed), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it. Acquirer shall promptly notify Target of any event or occurrence not in the ordinary course of business of Acquirer of which Acquirer has knowledge where such event or occurrence would result in a breach of any covenant of Acquirer set forth in this Agreement or cause any representation or warranty of Acquirer to be inaccurate in any material respect as of the date made or (except in the case of representations and warranties that speak as of a specific date) as of the Effective Time. Except as expressly contemplated by this Agreement, Acquirer shall not (and shall not permit any of its Subsidiaries to), without the prior written consent of Target (which consent shall not be unreasonably withheld or delayed):

          (a) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any of its capital stock, or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

          (b) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

          (c) Issue, deliver or sell to any of its directors, officers, employees or consultants any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance, delivery and/or sale of (i) rights to purchase shares of Acquirer Common Stock under the Acquirer Purchase Plan, (ii) options to purchase shares of Acquirer Common Stock granted under the Acquirer Option Plans in the ordinary course of business consistent with Acquirer's past policies or (iii) shares of Acquirer Common Stock issuable upon the exercise of options granted under the Acquirer Option Plans or pursuant to rights under the Acquirer Purchase Plan;

          (d) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire any such shares or convertible securities (i) by means of any public offering registered under the Securities Act (other than an offering registered pursuant to a registration statement on Form S-8) or (ii) in any transaction exempt from such registration where the gross proceeds from such transaction are reasonably expected to exceed $50,000,000 (other than Acquirer Series B Preferred Stock and warrants issuable pursuant to the Acquirer Series B Agreements, the securities of Acquirer issuable upon conversion of Acquirer Series B Preferred Stock or upon the exercise of warrants issuable pursuant to the Acquirer Series B Agreements), in any such case unless Acquirer has advised Target in advance of its intention to effect such offering or enter into such transaction and, if Target so requests, consulted with Target regarding the advisability of such proposed offering or transaction;

          (e) Acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation or other business organization or division where the consideration to be paid by Acquirer therefor consists of voting securities, cash and/or other assets having an aggregate value (as determined in good faith by the Board of Directors of Acquirer at the time such acquisition is approved by such Board) of more than $125,000,000 unless Acquirer has advised Target in advance of its intention to effect such acquisition and, if Target so requests, consulted with Target regarding the advisability of such proposed acquisition;

          (f) Sell, lease, license or otherwise dispose of (by merger, consolidation, sale of assets or otherwise) any of its properties or assets which are material, individually or in the aggregate, to the business of Acquirer and its Subsidiaries, taken as a whole, except for licenses and sales in the ordinary course of business;

          (g) Amend or propose to amend its Certificate of Incorporation or Bylaws, except as contemplated by this Agreement;

          (h) Agree in writing or otherwise to take any of the actions described in Sections (a) through (g) above; or

          (i) Take any other action which is reasonably likely to make any of Acquirer's representations or warranties contained in this Agreement inaccurate in any material respect as of the date made or (except in the case of representations or warranties that speak specifically as of the date hereof or as of another specific date) as of the Effective Time.

     Section 5.3  Cooperation.  Subject to compliance with applicable law, from
                  -----------
the date hereof until the Effective Time, each of Acquirer and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     Section 6.1  No Solicitation.
                  ---------------

        (a) From and after the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, Target shall not, directly or indirectly, through any officer, director, employee, affiliate, agent or representative, (i) solicit, initiate, seek, entertain, or knowingly encourage or support any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, sale of any material portion of assets, sale of shares of capital stock of Target (including without limitation by way of a tender offer) constituting more than 10% of the total outstanding voting securities of Target (excluding sales permitted pursuant to Section 5.1), other than the transactions contemplated by this Agreement (any of such proposals or offers being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage or participate in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to, approve or recommend any Acquisition Proposal; provided, however, that nothing
                                               --------  -------
contained in this Agreement shall prevent Target or its Board of Directors from
(A) providing non-public information to, or engaging or participating in discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity (including a new and unsolicited Acquisition Proposal received by Target after the execution of this Agreement from a person or entity whose initial contact with Target may have been solicited by Target prior to the execution of this Agreement) or recommending such an unsolicited bona fide written Acquisition Proposal to the stockholders of Target, if and only to the extent that (1) the Board of Directors of Target determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction more favorable to Target's stockholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal") and that the party making such Superior Proposal has the financial means, or the ability to obtain the necessary financing, to conclude such transaction, (2) the Board of Directors of Target determines in good faith (after consultation with its outside legal counsel) that the failure to take such action would create a substantial risk of liability for breach of its fiduciary duties to Target's stockholders under applicable law and (3) prior to furnishing such non-public information to such person or entity, such Board of Directors receives from such person or entity an executed confidentiality agreement with terms no less favorable to Target than those contained in the nondisclosure letter agreements dated October 28, 1997 between Acquirer and Target (the "Confidentiality Agreements"); or (B) complying with Rules 14d-9 or 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or making any disclosure to Target's stockholders if, in the good faith judgment of the Board of Directors at Target (after consultation with its outside legal counsel), failure to do so would be inconsistent with any law, rule, regulation or duty applicable to Target or its Board of Directors.

        (b) Target shall notify Acquirer no later than 24 hours after receipt by Target (or its advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of Target by any person or entity that informs Target that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

     Section 6.2  Proxy Statement; Registration Statement.
                  ---------------------------------------

        (a) As promptly as practicable after the execution of this Agreement, Acquirer and Target shall prepare and file with the SEC the Proxy Statement, and Acquirer shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus. Acquirer and Target shall use all reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practicable. The Proxy Statement shall include the recommendation of the Board of Directors of Target in favor of this Agreement and the Merger and the recommendation of the Board of Directors of Acquirer in favor of the issuance of shares of Acquirer Common Stock pursuant to the Merger; provided that, notwithstanding anything to the contrary in Sections 6.1, 6.2, 6.6 or other provisions of this Agreement, the Board of Directors of Target may withdraw such recommendation if such Board of Directors determines in good faith (after consultation with its outside legal counsel) that the failure to withdraw such recommendation would create a substantial risk of liability for breach of its fiduciary duties to its stockholders under applicable law.

        (b) Acquirer and Target shall make all necessary filings with respect to the Merger under the Securities Act and the Exchange Act and applicable state blue sky laws and the rules and regulations thereunder.

     Section 6.3  Consents.   Each of Acquirer and Target shall use all
                  --------
reasonable efforts to obtain all necessary consents, waivers and approvals under any of Acquirer's or Target's material agreements, contracts, licenses or leases as may be necessary to consummate the Merger and the other transactions contemplated by this Agreement.

     Section 6.4  Current Nasdaq Quotation.   Each of Acquirer and Target
                  ------------------------
agrees to continue the quotation of Acquirer Common Stock and Target Common Stock, respectively, on The Nasdaq National Market during the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time.

     Section 6.5  Access to Information.   Upon reasonable notice, Target and
                  ---------------------
Acquirer shall each (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time or the termination of this Agreement, to all its properties, books, contracts, commitments and records and, during such period, each of Target and Acquirer shall (and shall cause each of its Subsidiaries to) furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreements. No information or knowledge obtained in any investigation pursuant to this Section 6.5 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

     Section 6.6  Stockholder Meetings.   Acquirer and Target each shall call
                  --------------------
a meeting of its respective stockholders, subject to the provisions of applicable law, to be held as promptly as reasonably practicable for the purpose of voting upon, in the case of Target, the adoption of this Agreement and the approval of the Merger and, in the case of Acquirer, the issuance of shares of Acquirer Common Stock pursuant to the Merger. Subject to Sections 6.1 and 6.2, Acquirer and Target will, through their respective Board of Directors, recommend to their respective stockholders approval of such matters and will coordinate and cooperate with respect to the timing of such meetings and shall use all reasonable efforts to hold such meetings on the same day and as soon as reasonably practicable after the date hereof. Subject to applicable law and the provisions of Sections 6.1 and 6.2(a), each party shall use its reasonable efforts to solicit from its stockholders proxies in favor of such matters.

     Section 6.7  Legal Conditions to Merger.   Each of Acquirer and Target
                  --------------------------
will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and use its best efforts to furnish information to each other in connection with any such requirements imposed upon either of them or any of their Subsidiaries in connection with the Merger. Each of Acquirer and Target will, and will cause its Subsidiaries to,
(i) take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity required to be obtained or made by Target, Acquirer or any of their Subsidiaries in connection with the Merger (any of the foregoing an "Approval") or the taking of any action contemplated thereby or by this Agreement, (ii) diligently oppose or pursue any rehearing, appeal or other challenge which may be available to it of any refusal to issue any Approval or of any order or ruling of any Governmental Entity which may adversely affect the ability of the parties hereto to consummate the Merger or, except as permitted by Sections 6.1, 6.2 and 6.6, to take any action contemplated by any Approval or by this Agreement until such time as such refusal to issue any Approval or any order or ruling has become final and non-appealable, and (iii) diligently oppose any objections to, appeals from or petitions to reconsider or reopen any Approval or the taking of any action contemplated thereby or by this Agreement. Notwithstanding the foregoing, neither Target nor Acquirer shall be required to agree, as a condition to any Approval, to divest itself of or hold separate any Subsidiary, division or business unit which is material to the business of such party and its Subsidiaries, taken as a whole, or the divestiture or holding separate of which would be reasonably likely to have a material adverse effect on (A) the business, financial condition or results of operations of such party and its Subsidiaries, taken as a whole or (B) the benefits intended to be derived as a result of the Merger.

     Section 6.8  Public Disclosure.   Acquirer and Target shall consult with
                  -----------------
each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by the rules of the NASD.

     Section 6.9  Tax-Free Organization.   Both before and after the Effective
                  ---------------------
Time, Acquirer and Target shall each use all reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code.

     Section 6.10  Pooling Accounting.   Acquirer and Target shall each use
                   ------------------
all reasonable efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of Acquirer and Target shall use all reasonable efforts (i) to cause its respective Affiliates (as defined in Section 6.11) not to take any action that would adversely affect the ability of Acquirer to account for the business combination to be effected by the Merger as a pooling of interests and (ii) to cause its respective Affiliates to sign and deliver to Acquirer a customary "pooling letter" in form and substance agreed upon by Target and Acquirer to the extent that receipt of such letter is required to assure the availability of pooling of interests accounting treatment.

     Section 6.11  Affiliate Agreements.   Acquirer and Target have provided
                   --------------------
each other with a list of those persons who are, in Acquirer's or Target's respective reasonable judgment, "affiliates" of Acquirer or Target, respectively, within the meaning of Rule 145 under the Securities Act ("Rule 145"). Each such person who is an "affiliate" of Acquirer or Target within the meaning of Rule 145 is referred to herein as an "Affiliate." Acquirer and Target shall provide each other such information and documents as Target or Acquirer shall reasonably request for purposes of reviewing such list and shall notify the other party in writing regarding any change in the identity of its Affiliates prior to the Closing Date. Target shall use all reasonable efforts to deliver or cause to be delivered to Acquirer at least 30 days prior to Closing Date from each of the Affiliates of Target, an executed Affiliate Agreement, in form and substance reasonably satisfactory to Acquirer and Target, by which such Affiliate of Target agrees to comply with the applicable requirements of Rule 145 ("Affiliates Agreement"). Acquirer shall be entitled to place appropriate legends on the certificates evidencing any Acquirer Common Stock to be received by such Affiliates of Target pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Acquirer Common Stock, consistent with the terms of the Affiliates Agreements.

     Section 6.12  Nasdaq Quotation.   Acquirer shall use its best efforts to
                   ----------------
cause the shares of Acquirer Common Stock to be issued in the Merger to be approved for quotation on The Nasdaq National Market, subject to official notice of issuance, prior to the Closing Date.

     Section 6.13  Stock Plans, Options and Employee Benefits.
                   ------------------------------------------

        (a) At the Effective Time, each outstanding option to purchase Target Common Stock (a "Target Option") under the Target Employee Option Plan or the Target Individual Options shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Target Option, the same number of shares of Acquirer Common Stock as the holder of such Target Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded down to the nearest whole number), at a price per share (rounded up to the nearest tenth of a cent) equal to (i) the aggregate exercise price for the shares of Target Common Stock otherwise purchasable pursuant to such Target Option divided by
(ii) the number of full shares of Acquirer Common Stock deemed purchasable pursuant to such Target Option in accordance with the foregoing; provided,
                                                                 --------
however, that in the case of any Target Options to which Section 422 of the
-------
Code applies ("incentive stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 425(a) of the Code.

        (b) As soon as practicable after the Effective Time, Acquirer shall deliver to the participants in the Target Employee Option Plan and the holders of the Target Individual Options an appropriate notice setting forth such participants' rights pursuant thereto and the Target Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 6.13 after giving effect to the Merger). Acquirer shall comply with the terms of the Target Employee Option Plan and the Target Individual Options and ensure, to the extent required by, and subject to the provisions of, such plan, that Target Options which qualified as incentive stock options prior to the Effective Time will continue to qualify as incentive stock options after the Effective Time.

        (c) Acquirer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Acquirer Common Stock for delivery upon the exercise of the Target Options assumed in accordance with this Section
6.13. On the first business day after the date of the Effective Time, Acquirer shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Acquirer Common Stock subject to the Target Options assumed pursuant to this Section 6.13 and shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Target Options remain outstanding. With respect to those individuals, if any, who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Acquirer shall administer Target Options assumed pursuant to this
Section 6.13 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the Target Employee Option Plan and the Target Individual Options complied with such rule prior to the Merger.

        (d) Target shall take such action as is necessary to cause the ending date of the then current offering period under of the Target Purchase Plan to be the last trading day on which the Target Common Stock is traded on The Nasdaq National Market immediately prior to the Effective Time (the "Final Target Purchase Date"); provided, that, such change in such current offering period shall be conditioned upon the consummation of the Merger. On the Final Target Purchase Date, Target shall apply the funds credited as of such date under the Target Purchase Plan within each participant's payroll withholding account to the purchase of whole shares of Target Common Stock in accordance with the terms of the Target Purchase Plan.

        (e) Employees of Target or its Subsidiaries as of the Effective Time shall be permitted to participate in the Acquirer Purchase Plan commencing on the first enrollment date of such plan following the Effective Time, subject to the eligibility provisions of such plan (with employees receiving credit, for purposes of such eligibility provisions, for service with Target or Acquirer).

        (f) Immediately prior to the Effective Time, all awards accrued as of the Effective Time under the Target Incentive Plan shall be paid in accordance with the terms of the Target Incentive Plan. Such awards shall be paid in cash or stock, as provided in the Target Incentive Plan, upon the election of the employees of Target or its Subsidiaries receiving the awards.

        (g) Acquirer shall cause the Registration Statement to cover any shares of Acquirer Common Stock issuable in the Merger upon conversion of Target Common Stock issued prior to the Effective Time upon any exercise of any option or right, or the delivery of any award, or the purchase of any shares under the Target Employee Option Plan, the Target Individual Options, the Target Director Option Plan, the Target Incentive Plan or the Target Purchase Plan.

        (h) Acquirer shall, and shall cause the Surviving Corporation and its Subsidiaries to, provide employees of the Surviving Corporation and its Subsidiaries with benefits (other than those described in Section 6.15), including 401(k), deferred compensation, health and welfare and paid-time off benefits, which are no less favorable in the aggregate than those generally provided by Acquirer to its U.S. employees.

        (i) To the extent that any employee of Target or any of Target's Subsidiaries becomes eligible to participate in any employee benefit plan of Acquirer after the Effective Time, Acquirer, the Surviving Corporation and their Subsidiaries, to the extent such employee benefit plan permits, shall credit such employee's service with Target or its Subsidiaries for purposes of determining such employee's eligibility to participate in and vesting under, and for purposes of calculating the benefits under, such employee benefit plan. To the extent permitted by such employee benefit plan of Acquirer and applicable law, Acquirer, the Surviving Corporation and its Subsidiaries shall waive any pre-existing condition limitations, waiting periods or similar limitations under such employee benefit plan. If Acquirer can amend any employee benefit plan without significant cost or expense to implement such service credit or waiver, it shall do so.

        (j) This Section 6.13 will survive the termination of the Merger, is intended to benefit and may be enforced by each of the persons who participate in any of the employee benefits plans referred to in this Section 6.13, and will be binding on all successors and assigns of Acquirer and Surviving Corporation.

     Section 6.14  Brokers or Finders.   Each of Acquirer and Target
                   ------------------
represents, as to itself, its Subsidiaries and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except Hambrecht & Quist LLC, whose fees and expenses will be paid by Acquirer in accordance with

Acquirer's agreement with such firm (a copy of which has been delivered by Acquirer to Target prior to the date of this Agreement), and BancAmerica Robertson Stephens, whose fees and expenses will be paid by Target in accordance with Target's agreement with such firm (a copy of which has been delivered by Target to Acquirer prior to the date of this Agreement), and each of Acquirer and Target agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its Affiliate.

     Section 6.15  Indemnification.
                   ---------------
        (a) From and after the Effective Time, Acquirer shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer or director of Target or any of its Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, fines, penalties, expenses, fees (including reasonable attorneys' fees), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of Target or any of its Subsidiaries, whether pertaining to any matter existing or occurring prior to or after the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities") including, without limitation, all losses, claims, damages, costs, fines, penalties, expenses, fees, liabilities or judgments based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby. Acquirer and the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law. Any Indemnified Party wishing to claim indemnification under this Section 6.15, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Target, Acquirer or the Surviving Corporation (but the failure so to notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 6.15 except to the extent such failure prejudices such party).

        (b) Without limiting any commitment under Section 6.15(a), from and after the Effective Time, the Surviving Corporation and Acquirer will fulfill and honor in all respects the obligations of Target pursuant to Target's Certificate of Incorporation and Bylaws, as in effect as of the date hereof and any indemnification agreement between Target and any Indemnified Party existing and in force as of the date of this Agreement and identified in the Target Disclosure Schedule.

        (c) Acquirer shall maintain, or shall cause the Surviving Corporation to maintain, in effect a policy or policies of directors and officers liability insurance with coverage substantially comparable to policies in force as of the date of this Agreement (copies of which have been provided to Acquirer) covering the Indemnified Parties for a period of not less than six years following the Effective Time; provided, however, that in no event shall Acquirer or the
                --------  -------

Surviving Corporation be required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by Target for such insurance; and, provided, however, that if during such period the annual premiums for such
--------  -------
comparable insurance coverage exceed such amount, Acquirer or the Surviving Corporation shall be obligated to obtain a policy which, in the reasonable judgment of Acquirer, provides the best coverage available for a cost not exceeding such amount.

        (d) The provisions of this Section 6.15 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives, and may not be amended, altered or repealed without the written consent of any affected Indemnified Party.

     Section 6.16  Additional Agreements; Reasonable Efforts.   Subject to the
                   -----------------------------------------
terms and conditions of this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of stockholders of Target described in Section 6.6. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.


                                  ARTICLE VII

                              CONDITIONS TO MERGER

     Section 7.1  Conditions to Each Party's Obligation to Effect the Merger.
                  ----------------------------------------------------------
The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

        (a)  Stockholder Approvals.  This Agreement shall have been adopted
             ---------------------
and the Merger shall have been approved by the affirmative vote of the holders of a majority of the shares of Target Common Stock outstanding as of the record date for the Target Stockholders Meeting (the "Target Requisite Vote"), and the issuance of shares of Acquirer Common Stock in the Merger shall have been approved by the minimum vote required under Rule 4460(i)(b) of the National Association of Securities Dealers, Inc. (the "Acquirer Requisite Vote").

        (b)  HSR Waiting Period.  The waiting period applicable to the
             ------------------
consummation of the Merger under the HSR Act shall have expired or been terminated.

        (c)  Approvals.  Other than the filing provided for by Section 1.1, all
             ---------
authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the absence or nonoccurrence of which would be reasonably likely to have a Target Material Adverse Effect or an Acquirer Material Adverse Effect shall have been filed, occurred or been obtained.

        (d)  Registration Statement.  The Registration Statement shall have
             ----------------------
become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

        (e)  No Injunctions or Restraints; Illegality.  No temporary
             ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting Acquirer's operation of the business of Target after the Merger shall have been issued by any Governmental Entity, nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal in any jurisdiction in the United States.

        (f)  Pooling Letters.  Acquirer shall have received a letter from Price
             ---------------
Waterhouse LLP, dated as of the Closing Date, confirming the statements contained in the Acquirer Preliminary Pooling Letter, and Target shall have received a letter from Arthur Andersen LLP, dated as of the Closing Date, confirming the statements contained in the Target Preliminary Pooling Letter.

        (g)  Nasdaq.  The shares of Acquirer Common Stock to be issued in the
             ------
Merger and upon exercise of options under the Target Employee Option Plan shall have been approved for quotation on The Nasdaq National Market.

     Section 7.2  Additional Conditions to Obligations of Acquirer and Sub.
                  --------------------------------------------------------
The obligations of Acquirer and Sub to effect the Merger are subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Acquirer and
Sub:

        (a)  Representations and Warranties. The representations and warranties
             ------------------------------
of Target set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except for such representations and warranties that speak specifically as of the date hereof or as of another specific date, which shall be true and correct as of such date), except for (i) changes contemplated by this Agreement and (ii) where the failure to be true and correct would not be reasonably likely to have a Target Material Adverse Effect (it being understood that, for purposes of determining whether such representations and warranties are true and correct as of the Closing Date,
(i) any inaccuracy that primarily results from or relates to general business, economic or industry conditions shall be disregarded, (ii) any inaccuracy that directly or indirectly results from or relates to the announcement or pendency of the Merger or any of the other transactions contemplated by this Agreement shall be disregarded, and (iii) any inaccuracy that directly or indirectly results from or relates to the taking of any action contemplated or permitted by this Agreement shall be disregarded); and Acquirer shall have received a certificate signed on behalf of Target by the chief executive officer and the chief financial officer of Target to such effect.

        (b)  Performance of Obligations of Target.  Target shall have performed
             ------------------------------------
in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date (except, in the case of Target's obligations under the second sentence of

Section 5.1 and under Section 5.1(r), where such failure of performance would not be reasonably likely to have a Target Material Adverse Effect); and Acquirer shall have received a certificate signed on behalf of Target by the chief executive officer and the chief financial officer of Target to such effect.

        (c)  Tax Opinion.  Acquirer shall have received a written opinion from
             ------------
Gray Cary Ware & Freidenrich, A Professional Corporation, counsel to Acquirer, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; provided,
                                                                   ---------
however, that if Gray Cary Ware & Freidenrich, A Professional Corporation,
-------
does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed to be satisfied if special counsel to Target renders such opinion to Acquirer.

        (d)  Employment Agreements.  Roger Sippl and Jens Christensen shall have
             ----------------------
executed and delivered to Acquirer Employment Agreements in the form of
Exhibit B and Exhibit C hereto, respectively (the "Employment Agreements").
---------     ---------

        (e)  Non-Competition Agreements.  Each person listed in the preamble
             --------------------------
of Exhibit D hereto shall have executed and delivered to Acquirer a Non-
   ---------
Competition Agreement substantially in the form of Exhibit D hereto.
                                                   ---------

        (f)  No Material Adverse Change.  After the date of this Agreement,
             --------------------------
there shall not have occurred any material adverse change in the business, operations, financial condition or results of operations of Target and its Subsidiaries, taken as a whole (it being understood that, for purposes of this subsection, (i) any adverse change that primarily results from or relates to general business, economic or industry conditions shall be disregarded, (ii) any adverse change that directly or indirectly results from or relates to the announcement or pendency of the Merger or any of the other transactions contemplated by this Agreement shall be disregarded, and (iii) any adverse change that directly or indirectly results from or relates to the taking of any action contemplated or permitted by this Agreement shall be disregarded). Without limiting the generality of the foregoing and notwithstanding anything herein to the contrary, a material and adverse deviation in the financial performance of Target from the consensus of published financial analyst estimates as of the date of this Agreement for the fiscal quarter ending December 31, 1997 shall be deemed a material adverse change under this subsection (f).

     Section 7.3  Additional Conditions to Obligations of Target.  The
                  ----------------------------------------------
obligation of Target to effect the Merger is subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Target:

        (a)  Representations and Warranties.  The representations and
             -------------------------------
warranties of Acquirer and Sub set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except for such representations and warranties that speak specifically as of the date hereof or as of another specific date, which shall be true and correct as of such date), except for (i) changes contemplated by this Agreement and (ii) where the failure to be true and correct would not be reasonably likely to have an Acquirer Material Adverse Effect, (it being understood that, for purposes of determining whether such representations and warranties are true and correct as of the Closing Date, (i) any inaccuracy that primarily results from or relates to general business, economic or industry conditions shall be disregarded, (ii) any inaccuracy that directly or indirectly results from or relates to the announcement or pendency of the Merger or any of the other transactions contemplated by this Agreement shall be disregarded, and (iii) any inaccuracy that directly or indirectly results from or relates to the taking of any action contemplated or permitted by this Agreement shall be disregarded); and Target shall have received a certificate signed on behalf of Acquirer by the chief executive officer and the chief financial officer of Acquirer to such effect.

        (b)  Performance of Obligations of Acquirer and Sub.  Acquirer and Sub
             -----------------------------------------------
shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date (except, in the case of Acquirer's obligations under the second sentence of Section 5.2 and under Section 5.2(i), where such failure of performance would not be reasonably likely to have an Acquirer Material Adverse Effect); and Target shall have received a certificate signed on behalf of Acquirer by the chief executive officer and the chief financial officer of Acquirer to such effect.

        (c)  Tax Opinion.  Target shall have received the opinion of Cooley
             ------------
Godward LLP, special counsel to Target, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; provided, however, that if Cooley Godward LLP
                               -----------------
does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed to be satisfied if counsel to Acquirer renders such opinion to Target.

        (d)  Employment Agreements.  Acquirer shall have executed and delivered
             ---------------------
the Employment Agreements.

        (e)  No Material Adverse Change.  After the date of this Agreement,
             --------------------------
there shall not have occurred any material adverse change in the business, operations, financial condition or results of operations of Acquirer and its Subsidiaries, taken as a whole (it being understood that, for purposes of this subsection, (i) any adverse change that primarily results from or relates to general business, economic or industry conditions shall be disregarded, (ii) any adverse change that directly or indirectly results from or relates to the announcement or pendency of the Merger or any of the other transactions contemplated by this Agreement shall be disregarded, and (iii) any adverse change that directly or indirectly results from or relates to the taking of any action contemplated or permitted by this Agreement shall be disregarded). Without limiting the generality of the foregoing and notwithstanding anything herein to the contrary, a material and adverse deviation in the financial performance of Acquirer from the consensus of published financial analyst estimates as of the date of this Agreement for the fiscal quarter ending December 31, 1997 shall be deemed a material adverse change under this subsection (e).

        (f)  Rights Plan.  The Acquirer Rights Plan shall have been amended to
             -----------
provide that the Merger and the other transactions contemplated by this Agreement will not result the distribution or exercisability of any rights under the Acquirer Rights Plan.

                                  ARTICLE VIII

                           TERMINATION AND AMENDMENT

     Section 8.1  Termination.  This Agreement may be terminated at any time
                  -----------
prior to the Effective Time (with respect to Sections 8.1(b) through 8.1(g), by written notice by the terminating party to the other party); whether before or after approval of the matters presented in connection with the Merger by the stockholders of Target or Acquirer:

        (a)  by the mutual written consent of Acquirer and Target;

        (b) by either Acquirer or Target if the Merger shall not have been consummated by March 31, 1998; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date (except, in the case of Target's obligations under the second sentence of Section 5.1 and under Section 5.1(r), where such failure of performance would not be reasonably likely to have a Target Material Adverse Effect);

        (c) by either Acquirer or Target if a court of competent jurisdiction or other Governmental Entity in the United States shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party which has failed to comply in any material respect with its obligations under Section 6.7);

        (d) by either Acquirer or Target, if at the Target Stockholders' Meeting or the Acquirer Stockholders' Meeting (including any adjournment or postponement) the final vote of the stockholders shall have been taken and, in respect of Target, the Target Requisite Vote shall not have been obtained or, in respect of Acquirer, the Acquirer Requisite Vote shall not have been obtained (provided, however, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to any party which has failed to comply in any material respect with its obligations under Sections 6.2 and 6.6);

        (e) by Acquirer, if (i) the Board of Directors of Target shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Acquirer or shall have resolved or publicly announced its intention to do so; (ii) an Alternative Transaction (as defined in Section 8.3(e)) shall have been consummated or the Board of Directors of Target shall have recommended an Alternative Transaction to the stockholders of Target or shall have resolved or publicly announced its intention to recommend or engage in such an Alternative Transaction; or (iii) a tender offer or exchange offer for 50% or more of the outstanding shares of Target Common Stock is commenced (other than by Acquirer or an Affiliate of Acquirer) and the Board of Directors of Target shall have (A) recommended (or resolved or publicly announced its intention to recommend) that the stockholders of Target tender their shares in such tender or exchange offer or (B) resolved or publicly announced its intention to take no position with respect to such tender or exchange offer;

        (f) by Target, if the Board of Directors of Target shall have determined (i) to recommend an Acquisition Proposal to its stockholders after determining, pursuant to Section 6.1, that such Acquisition Proposal constitutes a Superior Proposal or (ii) to withdraw its recommendation of this Agreement or the Merger in accordance with the provisions of Section 6.2; or

        (g) by Acquirer or Target, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in
Section 7.2(a) or (b) (in the case of termination by Acquirer) or 7.3(a) or (b) (in the case of termination by Target) not to be satisfied and (ii) shall not have been cured within 20 business days following receipt by the breaching party of written notice of such breach from the other party.

     Section 8.2  Effect of Termination.   In the event of termination of this
                  ---------------------
Agreement pursuant to Section 8.1, there shall be no liability or obligation on the part of Acquirer, Target, Sub or their respective officers, directors, stockholders or Affiliates, except as set forth in Section 8.3 and further except to the extent that such termination results from the willful breach by a party of any of its representations, warranties or covenants set forth in this Agreement (except, in the case of Target's obligations under the second sentence of Section 5.1 and under Section 5.1(r), where such failure of performance would not be reasonably likely to have a Target Material Adverse Effect); provided that, the provisions of Sections 6.14 and 8.3 of this Agreement and the Confidentiality Agreements shall remain in full force and effect and survive any termination of this Agreement.

     Section 8.3  Fees and Expenses.
                  -----------------

        (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Acquirer and Target shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with the printing and filing of the Proxy Statement (including any related preliminary materials) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

        (b) If this Agreement is terminated by Acquirer or by Target pursuant to Section 8.1(d) as a result of the failure to receive the Target Requisite Vote or by Target pursuant to Section 8.1(f), Target shall reimburse Acquirer for all of its reasonable and documented legal, accounting and financial advisory fees and all other reasonable and documented out-of-pocket expenses incurred by Acquirer in connection with this Agreement and the transactions contemplated hereby, in an aggregate amount not to exceed $750,000.

        (c) If (i) this Agreement is terminated by Acquirer pursuant to Section 8.1(e) or by Target pursuant to Section 8.1(f), and (ii) within six months after such termination, an Alternative Transaction is consummated, Target shall pay to Acquirer a termination fee of $4,000,000 in cash, less any amount previously paid by Target in reimbursement of Acquirer's expenses pursuant to Section 8.3(b), at or prior to the consummation of such Alternative Transaction.

        (d)  If this Agreement is terminated by Acquirer or Target pursuant to
Section 8.1(d) as a result of the failure to receive the Acquirer Requisite Vote, Acquirer shall pay to Target a termination fee of $4,000,000 in cash within one business day after such termination.

        (e) As used in this Agreement, an "Alternative Transaction" means (i) a transaction or series of transactions pursuant to which any person or group (as such term is defined under the Exchange Act) other than Acquirer or Sub or any Affiliate thereof, (a "Third Party") acquires or would acquire (upon completion of such transaction or series of transactions) shares (or securities exercisable for or convertible into shares) representing more than 50% of the outstanding shares of Target Common Stock, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, consolidation or share exchange involving Target if, upon consummation of such merger, consolidation or share exchange such Third Party owns or would own more than 50% of the outstanding equity securities of Target or the entity surviving such merger or resulting from such consolidation (where Target either disappears into such entity in such merger or consolidation or becomes a direct or indirect Subsidiary of such entity), or (iii) any other transaction or series of transactions pursuant to which any third party acquires or would acquire (upon completion of such transaction or series of transactions) control of assets of Target and its Subsidiaries (including, for this purpose, outstanding equity securities of Subsidiaries of such party) having a fair market value equal to more than 50% of the fair market value of all the consolidated assets of Target and its Subsidiaries immediately prior to such transaction or series of transactions. The occurrence of any of the foregoing prior to the date of this Agreement shall not constitute an "Alternative Transaction" under this Agreement.

     Section 8.4  Amendment.   This Agreement may be amended by the parties
                  ---------
hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Target, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 8.5  Extension; Waiver.   At any time prior to the Effective Time,
                  -----------------
any party hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE IX

                                 MISCELLANEOUS

     Section 9.1  Nonsurvival of Representations, Warranties and Agreements.
                  ---------------------------------------------------------
None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and the Effective Time, except for covenants and agreements which, by their terms, are to be performed after the Effective Time and the agreements of the Affiliates of Target delivered pursuant to Section 6.11. The Confidentiality Agreements shall survive the execution and delivery of this Agreement.

     Section 9.2  Notices.   All notices and other communications hereunder
                  -------
shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Acquirer or Sub, to

               Borland International, Inc.
               100 Borland Way
               Scotts Valley, CA 95066
               Attention: General Counsel
               Facsimile No.:  (408) 431-4171

               with a copy to:

               Gray Cary Ware & Freidenrich
               A Professional Corporation
               400 Hamilton Avenue
               Palo Alto, California 94301
               Attention:  Peter M. Astiz, Esq.

          (b)  if to Target, to

               Visigenic Software, Inc.
               951 Mariner's Island Boulevard
               San Mateo, CA 94404
               Attention: President
               Facsimile No.:  (650) 286-5146
               with a copy to

               Cooley Godward LLP
               3000 El Camino Real
               Five Palo Alto Square
               Palo Alto, California 94306
               Attention:  Timothy J. Moore, Esq.

     Section 9.3  Interpretation.   When a reference is made in this Agreement
                  --------------
to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to November 17, 1997. The words "agreement," "contract" or "commitment" when used in this Agreement shall mean a legally binding agreement, contract or commitment.

     Section 9.4  Counterparts.   This Agreement may be executed in two or more
                  ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 9.5  Entire Agreement; No Third Party Beneficiaries.   This
                  ----------------------------------------------
Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Sections 6.13 and 6.15 is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     Section 9.6  Governing Law.  This Agreement shall be governed and construed
                  -------------
in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law, except that the DGCL shall, to the extent applicable, govern the procedures to be taken hereunder to effect the Merger.

     Section 9.7  Assignment.  Neither this Agreement nor any of the rights,
                  ----------
interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     IN WITNESS WHEREOF, Acquirer, Sub and Target have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


VISIGENIC SOFTWARE, INC.              BORLAND INTERNATIONAL, INC.


By: ______________________________    By: _______________________________

Title: ___________________________    Title: ____________________________


                                      VIXEN ACQUISITION CORPORATION


                                      By: _______________________________

                                      Title: ____________________________